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                                                                     Exhibit 5.2

                          Opinion of Louisiana Counsel


                                  Law Office of
                                 BRETT A. SULZER
                           Attorney & Counselor at Law

Telephone: (225) 336-9600                P.O. Box 4852
Facsimile: (225) 709-1554                Baton Rouge, Louisiana 70821


                               September 18, 2002

Jacobs Entertainment, Inc.                                 VIA FEDERAL EXPRESS
240 Main Street
Black Hawk, Colorado 80422

Re: Registration Statement on Form S-4 with respect to $125,000,000 aggregate principal amount 11 7/8% Senior Secured Notes due 2009 of Jacobs Entertainment, Inc.

Ladies and Gentlemen:

         I have acted as Louisiana counsel to Jacobs Entertainment, Inc., a Delaware corporation (the "Issuer"), and the entities listed on Exhibit A attached hereto, each of which is a wholly owned subsidiary of the Issuer (collectively the "Guarantors"), in connection with (i) the offer to exchange (the "Exchange Offer") up to $125,000,000 aggregate principal amount of the Issuer's 11 7/8% Senior Secured Notes due 2009 (the "New Notes") for its $125,000,000 aggregate principal amount 11 7/8% Senior Secured Notes due 2009 (the "Old Notes") that are presently outstanding and (ii) the preparation of the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Issuer and the Guarantors, as well as other wholly owned subsidiaries of the Issuer, for the purpose of registering the New Notes and certain guarantees under the Securities Act of 1933, as amended (the "Act"). The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture, dated as of February 8, 2002 (as amended the "Indenture"), among the Issuer, the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee. The New Notes will have the benefit of the guarantees of the Guarantors ("Guarantees") provided for in the Indenture.

            In connection with the foregoing, I have examined such records of the Issuer and the Guarantors and such other documents as I deem necessary to render this opinion. Based on such examination, and assuming that the New Notes and related security documents are governed by the law of the State of Louisiana for the purpose of rendering the opinions set forth herein, I am of the opinion that:

            (a) when the New Notes, substantially in the form as set forth in an exhibit to the Indenture filed as Exhibit 4.2 to the Registration Statement, have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Old Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the New Notes will be valid and binding obligations of the Issuer and will be entitled to the benefits of the Indenture;

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Jacobs Entertainment, Inc.
August 9, 2002
Page  -2-



and

            (b) when the New Notes have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Old Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Guaranty of each of the Guarantors will be the valid and binding obligation of each of the Guarantors, respectively.

         It is further understood that the rights of the secured parties and the enforceability of the security documents may be subject to the limitations imposed by the laws applicable to bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and further, may be subject to the exercise of judicial discretion in accordance with general principles of equity and other applicable law limiting the availability of self-help and the remedy of specific performance, and to the further qualification that certain of the remedial provisions therein are or may be limited or unenforceable in whole or in part under applicable law, although, in our opinion, such possible limitations do not make the remedies and procedures which would be available under the security documents and applicable law inadequate for the realization of the substantive benefits intended to be available to the secured parties.

         I express no opinions herein as to the priority of any of the liens, security interests, assignments or pledges granted or created by the security documents or as to any of the Issuer's or Guarantors' rights or interest in or to any of the collateral which is the subject of such liens or security interests.

         I am qualified to practice law in the State of Louisiana only, and I do not express any opinion herein concerning any laws other than the law of the State of Louisiana and the Federal law of the United States of America applicable to these opinions.

         I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                                     Sincerely yours,


                                                     /s/ Brett A. Sulzer
                                                     -------------------------
                                                         Brett A. Sulzer

BAS/jb

cc:      Mr. Jeffrey P. Jacobs  (via U.S. Mail)
         Mr. Stanley R. Gorom, II, Esq.  (via U.S. Mail)
         Mr. Emmanuel Cotronakis, Esq. (Via U.S. Mail)





















                                    EXHIBIT A

     Jalou II, Inc., a Louisiana corporation

     Winner's Choice Casino, Inc., a Louisiana corporation

     Jalou L.L.C., a Louisiana limited liability company

     Houma Truck Plaza & Casino, L.L.C., a Louisiana limited liability company

     Jalou-Cash's L.L.C., a Louisiana limited liability company

     JACE, Inc., a Louisiana corporation

     Lucky Magnolia Truck Stop and Casino L.L.C., a Louisiana limited liability company

     Bayou Vista Truck Plaza and Casino, L.L.C., a Louisiana limited liability company

     Raceland Truck Plaza and Casino, L.L.C., a Louisiana limited liability company